Exhibit 99.1

FOR IMMEDIATE RELEASE

MGM MIRAGE Selects Perini Building Company as the
General Contractor for Key Components of Project CityCenter,
Las Vegas' New Mega Project

Framingham, MA - May 12, 2005 - Perini Building Company, a wholly owned subsidiary of Perini Corporation (NYSE: PCR), has been selected for a multi-billion dollar construction contract from MGM MIRAGE (NYSE: MGM) to build a major portion of Project CityCenter. The estimated value of Perini's construction contract is approximately $3 billion. Under the current schedule, Perini expects to break ground on Project CityCenter in the summer of 2005 with planned completion of the entire project by the end of 2009.

Project CityCenter is one of the largest building construction programs currently underway in the United States. Project CityCenter's multi-billion dollar urban complex covering 66 acres is located between the Bellagio and Monte Carlo casino resorts in Las Vegas.

Ehrenkrantz, Eckstut & Kuhn Architects, creator of Battery Park in New York City, developed a master plan that incorporates all of the elements of a high-density, mixed-use urban environment. The pedestrian oriented complex includes a hotel/casino, upscale hotels, residential luxury condominiums, restaurants, retail, and a wide variety of entertainment.

MGM MIRAGE plans for Perini's construction contract to include a 4,000-room hotel tower, casino, convention center, showroom, approximately 500,000 square-feet of retail and restaurants, three branded boutique hotels and numerous residential towers. Perini will also be responsible for constructing the infrastructure, hardscape and landscape.

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"This is a world class project," said Craig Shaw, president of Perini Building Company. "We believe the massive scale and private funding of Project CityCenter will establish new records for a building construction project of any kind in the United States. We are proud to be a part of Las Vegas history in the making."

To design the urban complex, MGM MIRAGE is in the process of selecting world-class architects and designers. Gensler is the executive architect on Project CityCenter; Cesar Pelli & Associates is the design architect on the 4,000-room hotel/casino and HKS, Inc., is the architect of record. The selection of the design teams for the remaining portions of the program is an ongoing process for MGM MIRAGE.

Perini expects to hire thousands of craftspeople through the duration of the project, in addition to numerous subcontractors, vendors and suppliers, and is committed to work with MGM MIRAGE in its efforts to develop a diverse workforce. Based on past construction work Perini has performed for MGM MIRAGE, Perini has been successful implementing MGM MIRAGE's policy regarding identifying, including and mentoring minority, women and disadvantaged business enterprises (MWDBEs).

"Together Perini and MGM MIRAGE intend to aggressively work with minority, women and disadvantaged business enterprises to significantly increase their participation in Project CityCenter and to create vibrant business models for future growth," stated Dick Rizzo, chairman of Perini Building Company and senior executive in charge of advancing diversity in the workplace.

MGM MIRAGE was recently awarded the B'nai B'rith International Distinguished Achievement Award for its commitment to promoting diversity in the workplace.

Perini Building Company is one of the largest builders of hospitality and gaming projects in the nation. The company has six offices throughout the country. In 2004, Engineering News-Record ranked Perini number 27 out of the top 400 contractors according to construction revenues. Forbes magazine ranked Perini Corporation among the best-managed companies in America in January 2005. Southwest Contractor, a McGraw-Hill publication covering Nevada, Arizona and New Mexico, ranked Perini Building Company as the leading general contractor according to 2004 revenues. The Nevada Contractors Association named Perini Building Company 2004 Contractor of the Year.

About Perini Corporation
Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time

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and within budget while adhering to strict quality control measures. We offer general contracting, preconstruction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, and healthcare facilities as well as large and complex civil construction projects. For more information about Perini Corporation, please visit our website at http://www.perini.com.

About MGM MIRAGE
MGM MIRAGE (NYSE: MGM), the world's leading and most respected hotel and gaming company, owns and operates 24 properties located in Nevada, Mississippi and Michigan, and has investments in three other properties in Nevada, New Jersey, and the United Kingdom. MGM MIRAGE has also announced plans to develop Project CityCenter, a multi-billion dollar fixed-use urban development project in the heart of Las Vegas and has a 50 percent interest in the MGM Grand Macau, a development project in Macau S.A.R. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association's Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE also has been the recipient of numerous awards and recognitions for its industry-leading diversity initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company's websites at http://www.mgmmirage.com and http://www.mandalayresortgroup.com.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to,: the potential delay, suspension, termination or reduction in scope of a construction project, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contact Information:
CCG Investor Relations
15300 Ventura Boulevard, Suite 303
Sherman Oaks, CA 91403
(818) 789-0100
Crocker Coulson, Partner

Perini Corporation
73 Mount Wayte Ave.
Framingham, MA 01701
(508) 628-2295
Robert Band, President and
   Chief Operating Officer